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                                                                    EXHIBIT 10.1

                              RETIREMENT AGREEMENT

       This Retirement Agreement is entered into by and between The Ackerley Group, Inc. ("Ackerley" or "the Company"), and Denis Curley ("Mr. Curley") to set forth the terms and conditions of Mr. Curley's retirement as an employee and as an officer of The Ackerley Group, Inc. and its affiliated entities.

                                    RECITALS

       Mr. Curley has been employed by the Company for a number of years, most recently as Co-President.

       Mr. Curley is also an officer, director or member of the management board of other entities that are affiliated with the Company, which collectively are referred to herein as "the Affiliates". (Except where otherwise specified, for purposes of this Agreement, "Ackerley" or "the Company" shall mean Ackerley and the Affiliates).

       Mr. Curley has determined that he wishes to retire from his employment with the Company.

                                    AGREEMENT

       In order to provide Mr. Curley with additional retirement benefits, and to fully and finally resolve any and all issues regarding Mr. Curley's employment with Ackerley and the Affiliates, and his retirement from that employment, Mr. Curley and Ackerley agree as follows:

       1. RETIREMENT. Effective as of August 13, 2001, Mr. Curley will, subject to section 7 of this Agreement, retire from his positions as an employee and as Co-President of The Ackerley Group, Inc., and from any all positions he holds with any of the Affiliates. Mr. Curley agrees to execute such corporate documents and take such other actions as may be reasonably necessary to implement this retirement and change in status.

       2. PAYMENT OF SALARY. On or about August 24, 2001, Mr. Curley will be paid for his salary at his current rate of compensation through August 13, 2001, less required withholding and deductions.

       3. SUPPLEMENTAL RETIREMENT BONUS. The Company agrees to pay Mr. Curley a supplemental retirement bonus in the gross amount of Two Hundred Fifty-Five Thousand Dollars ($255,000.00), less required withholding and deductions, on or about August 13, 2001.

       4. STOCK OPTIONS. Mr. Curley has been granted a total of 80,000 options under The Ackerley Group, Inc. Fourth Amended and Restated Stock Option Plan as of May 11, 1999 ("the


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Option Plan"), as follows: (i) 20,000 shares with an exercise price of $3.4375,
(ii) 10,000 shares with an exercise price of $7.625, (iii) 25,000 shares with an exercise price of $19.50, and (iv) 25,000 shares with an exercise price of $16.69. The Company agrees that as of August 13, 2001, all such options which have been previously granted to Mr. Curley will be fully vested. Mr. Curley will not be eligible to receive any additional stock options after August 13, 2001. Mr. Curley will be treated the same as the other senior executives of the Company without discrimination with respect to any additional compensation which may, in the Company's discretion, be paid to such executives arising out of or relating to tax savings resulting from deductions, credits or other tax benefits realized by the Company related to the exercise of stock options by such executives, including as contemplated by the board of directors at its meetings in September 2000 and February 2001.

       5. STOCK PURCHASE INDEBTEDNESS. The Company previously advanced Mr. Curley the amount of Three Hundred Sixty Thousand Dollars ($360,000.00) to purchase as an accommodation to the Ackerley Foundation approximately 19,736 shares of the Company's common stock, which he now owns or previously owned. The indebtedness is repayable in nine equal annual installments of $40,000 beginning in 2002. The Company agrees to forgive each installment of that indebtedness in equal annual amounts of $40,000 as each installment comes due such that the full amount of such indebtedness is forgiven by 2010. Mr. Curley will be responsible for any personal tax obligations which may result to him as a result of the forgiveness of this indebtedness.

       6. MEDICAL INSURANCE. The Company will maintain Mr. Curley's current group medical insurance through August 31, 2001. Beginning September 1, 2001, Mr. Curley and his eligible dependents may continue to participate in the Company group medical insurance plan, entirely at his expense, for a period of ten (10) years, provided that such eligibility for coverage shall be subject to the terms and conditions of the medical plan, and provided further that the Company shall have no further obligation to Mr. Curley regarding medical insurance if for any reason the company, in its sole discretion, should discontinue the availability of such group medical insurance for its employees generally, and provided further that the Company shall make a good faith effort to transfer Mr. Curley and his eligible dependents to another plan with comparable benefits (such as a plan operated by an Affiliate) in the event the Company so discontinues its insurance plan.

       7. BOARD OF DIRECTORS POSITION/CONSULTING AGREEMENT. In order to retain access to Mr. Curley's experience and expertise, Mr. Curley will be elected to the Company's 's Board of Directors as soon as reasonably possible after the effective date of his retirement, and Mr. Curley will receive the compensation and benefits provided to other outside directors during such term. In addition, the Company will enter into a ten-year consulting agreement with him contemporaneously with this Agreement (the "Consulting Agreement").

       8. RETURN OF PROPERTY. Mr. Curley represents and warrants that no later than August 13,


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2001, he will return to the Company all Ackerley property except as set forth in this Agreement, including all copies of materials and documents in his possession or under his control relating to the Company, its business, employees, clients or projects, and that he has not retained copies of any such materials or documents. Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that Mr. Curley may retain, as his own property, his copies of his individual personnel documents, such as his payroll and tax records, and similar personal records, as well as other documents or records which would normally be possessed by other outside members of the company's Board of Directors, as well as any documents provided to Mr. Curley by the Company to assist him in connection with any consulting assignments he may be given. Mr. Curley may elect to remove and take ownership of any furnishings in his office at the Company (other than the desk and credenza and rugs). A list of such removed furnishings, and the parties' agreement as to the value for all purposes of such furnishings, shall be appended to this Agreement no later than August 13, 2001.

       9. AUTOMOBILE/LAPTOP COMPUTER. Ownership of the 1998 Lexus automobile which was leased for his use by the Company will be transferred to Mr. Curley and the Company shall pay any amounts (such as lease payments and residual value) required to transfer unencumbered title to Mr. Curley, provided that after August 13, 2001, he shall be responsible for any and all expenses connected with its ownership (other than as provided above) and operation, including but not limited to taxes, gas, oil, insurance, licensing, and maintenance. The Company represents and warrants that it has paid or will pay all amounts due and owing with respect to the automobile through August 13, 2001. Mr. Curley will also be given one of the laptop computers assigned for his use by the Company, provided that any confidential company information is removed. Mr. Curley will no longer have access to the Company's computer network after August 13, 2001. Mr. Curley shall be responsible for any personal tax obligations which he may incur as the result of such transfers. Mr. Curley has had use and possession of the automobile and laptop for the last several years and represents that the fair market value of the automobile is $16,284 and of the laptop is $300, which the parties agree to use for all purposes.

       10. SAHALEE GOLF CLUB MEMBERSHIP. The Company asserts no interest in the membership in the Sahalee Golf Club purchased by the Company for Mr. Curley's benefit. After August 13, 2001, Mr. Curley will be responsible for all dues, assessments, or any other costs associated with such membership. The Company represents and warrants that it has paid or will pay all amounts due and owing with respect to the membership through August 13, 2001. Mr. Curley shall be responsible for any personal tax obligations relating to the ownership of the membership.

       11. COVENANT NOT TO SUE. Mr. Curley represents that he has not filed any complaints, charges, or lawsuits against the Company and agrees that he will not do so at any time hereafter other than to enforce the terms of this Agreement.

       12. COMPLETE RELEASE OF CLAIMS BY MR. CURLEY AGAINST THE COMPANY AND THE AFFILIATES. In consideration of the additional retirement benefits set forth above, which are given to him


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specifically in exchange for this release as a result of negotiations between himself and the Company, Denis Curley, on behalf of himself, his marital community, and their heirs, successors and assigns, release and discharge the Company, Barry Ackerley, Ginger Ackerley, and the Affiliates, and their predecessor organizations, their employee benefit plans and/or their current or former directors, officers, agents, employees and attorneys, any and each of their successors and assigns and predecessors ("Released Parties"), from any and all claims, charges, causes of action and damages (including attorneys' fees and costs actually incurred), known and unknown ("Claims"), including those Claims related in any way to Mr. Curley's employment with the Company and the Affiliates, or his retirement from the Company and the Affiliates, arising prior to the effective date of this Agreement. It is understood and agreed that the waivers in this Agreement are not intended to waive Mr. Curley's rights: (a) to indemnification pursuant to any applicable provision of the Company or any Affiliate's Bylaws or Certificate of Incorporation, or pursuant to applicable law; (b) under ERISA to receive the benefits specifically reserved for him in this Agreement; (c) respecting the Company's obligations under this Agreement;
(d) respecting any conduct (not presently known to Mr. Curley) by the Company while employed by the Company that constituted a violation of any statute imposing criminal penalties; (e) respecting any fraud or embezzlement (not presently known to Mr. Curley) committed by the Company while Mr. Curley was employed by the Company; or (f) respecting any of the Company's obligations under any employee benefit plans.

For the purposes of implementing a full and complete release and discharge of the Company, the Affiliates, and the other Released Parties, and each of them, Mr. Curley expressly acknowledges that this Retirement Agreement is intended to include in its effect, without limitation, all Claims which he does not know or suspect to exist in his favor at the time he signs this Agreement, and that this Agreement is intended to fully and finally resolve any such Claim or Claims, except as otherwise provided in this Agreement.

This Release specifically includes, but is not limited to, rights and claims under the local, state or federal laws prohibiting discrimination in employment, including the Civil Rights Acts, The Americans with Disabilities Act, The Washington Law Against Discrimination, The Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, as well as any other state or federal laws or common law theories relating to discrimination in employment, the termination of employment, or personal injury, including without limitation all claims for breach of contract, fraud, defamation, loss of consortium, infliction of emotional distress, additional compensation, back pay or benefits (other than as provided for in this Agreement).

       13. RELEASE OF CLAIMS AGAINST MR. CURLEY. In consideration of the foregoing release and Mr. Curley's obligations under this Agreement, the Company and the Affiliates agree to forever release and discharge Mr. Curley, his marital community, heirs, successors and assigns from all claims, charges, causes of action and damages, including attorneys' fees and costs, known or unknown ("Ackerley Claims"), that they may have up to the date of Mr. Curley's retirement;


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provided, however, that the foregoing release and discharge shall not be applicable to (a) Mr. Curley's obligations under this Agreement or the Consulting Agreement; (b) any of Mr. Curley's obligations under any employee benefit plans; (c) any conduct (not presently known to the Company) by Mr. Curley while employed by the Company that constituted a violation of any statute imposing criminal penalties; or (d) any fraud or embezzlement (not currently known to the Company) committed by Mr. Curley while employed by the Company. For the purposes of implementing a full and complete release and discharge of Mr. Curley, his marital community, heirs, successors and assigns, the Company expressly acknowledges that this Retirement Agreement is intended to include in its effect, without limitation, all Ackerley Claims which Ackerley does not know or suspect to exist in its or their favor at the time it signs this Agreement, and that this Agreement is intended to fully and finally resolve any such Ackerley Claim or Claims, except as otherwise provided in this Agreement. Mr. Curley shall indemnify the Company against any damage, loss or other liability incurred by the Company to the extent directly attributable to the inaccuracy of Mr. Curley's representation in Section 9.

       14. ANNOUNCEMENT OF RESIGNATION AND REFERENCES. The Company will develop the form of the internal and external announcements of Mr. Curley's retirement and will obtain Mr. Curley's approval, which shall not be unreasonably withheld, before issuing them. The directors and senior officers of the Company and Mr. Curley agree that they shall not make any derogatory or disparaging statements about one another including, without limitation, in any discussion with third parties, in a press release, or in any other similar forum or manner. This shall not prohibit the parties from making whatever statements are necessary in order to defend themselves in any third-party litigation, or as otherwise required by law or legal process. Any references given by the Company concerning Mr. Curley will be consistent with the tone and content of the announcements.

       15. ATTORNEYS' FEES. The Company will pay Mr. Curley's reasonable attorneys' fees incurred in connection with the negotiation of this Agreement and the Consulting Agreement.

       16. NO ADDITIONAL COMPENSATION. Mr. Curley and the Company agree that, except as expressly set forth in this Agreement and in the Consulting Agreement, and subject to Mr. Curley's vested rights in any existing retirement benefits, Mr. Curley shall not be entitled to receive any additional compensation, bonuses, incentive compensation, employee benefits or other consideration from the Company other than what he will receive as a member of the Board of Directors.

       17. VOLUNTARY AGREEMENT; FULL UNDERSTANDING; ADVICE OF COUNSEL. Mr. Curley understands and acknowledges the significance of this Agreement and acknowledges that this Agreement is voluntary and has not been given as a result of any coercion. Mr. Curley acknowledges that he was given at least twenty-one
(21) days after receipt of this document


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during which to consider whether he wanted to sign it (but that he need not wait
21 days if he so desires). Mr. Curley also acknowledges that he has been given full opportunity to review and negotiate this Agreement, that he has been specifically advised to consult with legal counsel prior to signing it, that he has in fact carefully reviewed this Agreement with his legal counsel, Steven Seward, and that he executes this Agreement only after full reflection and analysis. Mr. Curley agrees this Agreement shall not be deemed to constitute evidence of any noncompliance with or violation of any statute or law, or any wrongdoing or liability on the part of the Company or its agents.

       18. NO REPRESENTATIONS. Mr. Curley acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to him by the Company or by any of the Company's agents, representatives or attorneys to induce the execution of this Agreement.

       19. REVOCATION PERIOD. Mr. Curley understands and acknowledges that he has seven (7) days after signing this Agreement to revoke it. This Agreement shall not be effective until that period has expired.

       20. NONADMISSION. This Retirement Agreement shall not be construed as an admission of wrongdoing by the Company or Mr. Curley.

       21. RESTRICTIVE COVENANT.

              (a) ACKNOWLEDGEMENTS. Mr. Curley agrees and acknowledges that (a) he has occupied a position of the highest trust and confidence with the Company;
(b) during Mr. Curley's employment with the Company, he has become familiar with the Company's trade secrets, business plans and strategies, and with other proprietary and confidential information concerning the Company and its business; (c) that the agreements and covenants contained in this paragraph 21 are essential to protect the Company and the goodwill of the Company; (d) the Company would be irreparably damaged by the disclosure of confidential and proprietary information and (e) the retirement benefits provided him under this Agreement are given to him in part in exchange for his agreement to the restrictions set forth below. For the purposes of this paragraph 21, "the Company" shall include The Ackerley Group, Inc, and its Affiliates, and their subsidiaries, affiliates and assignees and any successors in interest of their subsidiaries and/or affiliates.

              (b) CONFIDENTIAL INFORMATION. Mr. Curley agrees that he shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party (except in furtherance of the Company's business activities and for the benefit of the Company) or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or its business, including but not limited to information relating to financial statements, customer identities, potential


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customers, employees, suppliers, manufacturing and servicing methods, equipment, programs, strategies and information, analyses, profit margins, or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Mr. Curley. Mr. Curley acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. Nothing in this Agreement shall be construed to preclude Mr. Curley or his counsel from complying with a lawful court order or other legal process requiring disclosure, written, oral or otherwise, of any Confidential Information; provided, however, that Mr. Curley shall immediately notify the Company in writing of any court order or other legal process which may require disclosure of any Confidential Information, and shall fully cooperate with the Company, consistent with his legal obligations, in the event the Company should decide to intervene in such proceeding or process to attempt to prohibit or limit any disclosure of the Company's Confidential Information.

              (c) REMEDIES. Mr. Curley acknowledges and agrees that the covenants set forth in this paragraph 21 (the "Restrictive Covenants") are reasonable and necessary for the protection of Ackerley' business interests, that irreparable injury will result to the Company if Mr. Curley breaches of any of the terms of said Restrictive Covenants, and that in the event of Mr. Curley's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Mr. Curley accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

       22. MUTUAL CONFIDENTIALITY. Mr. Curley agrees that he will keep the fact, terms, conditions, and contents of this Agreement completely confidential and will not publicize or disclose the fact, terms, conditions, or contents of this Agreement in any manner, in writing or orally, to any persons, directly or indirectly, or by or through an agent, representative, attorney, or any other person unless required by law, regulation, or court order and except as appropriate to interpret and enforce Mr. Curley's rights under this Agreement. Mr. Curley may, however, disclose the terms of this Agreement to his family, his present attorney, or to his tax and financial advisors and accountants, as necessary, provided that they likewise agree to keep it confidential. The Company likewise agrees to keep the fact, terms, conditions, and contents of this Agreement completely confidential and will not publicize or disclose the fact, terms, conditions, or contents of this Agreement in any manner, in writing or orally, to any persons, directly or indirectly, or by or through an agent, representative, attorney, or any other person unless required by law, regulation, or court order. The Company may, however, disclose the fact, terms and conditions of this Agreement to its president, chief financial officer, Board of Directors, attorneys, and accountants, and those officers or employees of the Company who have a need to know all or portions of this Agreement in order to implement its terms, or if required by law, regulation or



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court order.

       23. APPLICABLE LAW; INTERPRETATION. This Agreement shall be interpreted in accordance with the laws of the State of Washington, without regard to its conflict of laws. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either party.

       24. DISPUTE RESOLUTION. Mr. Curley and the Company shall initially seek to resolve any claim, controversy or dispute arising out of or in connection with this Agreement, or relating to or arising out of any other relationship or incident between Mr. Curley and the Company, or alleging the violation of either a statutory or common law duty, or both, through good faith mediation using a mediator from Judicial Dispute Resolution in Seattle. If such mediation is unsuccessful, then any such claim, controversy or dispute shall be resolved by compulsory arbitration. Notwithstanding the provisions of this Section, the Company may seek and obtain appropriate restraining orders and temporary or permanent injunctions in a court proceeding without engaging in arbitration with respect to any alleged violation of the covenants contained in Article 21. The rules and procedures for compulsory arbitration pursuant to this Agreement are attached to this Agreement.

       25. COMPLETE AGREEMENT. This Agreement, together with the Consulting Agreement executed contemporaneously herewith, represents and contains the entire understanding between the parties in connection with the subject matter of this Agreement. This Agreement shall not be modified or varied except by a written instrument signed by Mr. Curley and the President of the Company. It is expressly acknowledged and recognized by all parties that all prior written or oral agreements, understandings or representations between the parties are merged into this Agreement and the Consulting Agreement. The Ackerley Group, Inc., shall cause the Affiliates to comply with the terms of this Agreement and guaranties their performance in accordance with the terms of this Agreement.

       26. INVALIDITY. It is understood and agreed that if any provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions of the Agreement shall nevertheless continue to be fully valid and enforceable.

       27. ASSIGNMENT. Neither party shall have the right to assign this Agreement without the express written consent of the other party. In the event of Mr. Curley's death, the Company shall continue to perform its covenants under this Agreement for the benefit of Mr. Curley's estate and heirs, including without limitation conferring on Mr. Curley's estate and heirs all rights of Mr. Curley under Section 4 and the Option Plans described therein as if Mr. Curley were not deceased. In the event of (i) the sale in one or more related transactions of all or substantially all of The Ackerley Group, Inc.'s assets,
(ii) the sale of assets of an Affiliate in one or more related transactions constituting in excess of 50% of the asset value of The Ackerley Group, Inc.,
(iii) any merger or consolidation of the Ackerley Group, Inc., or a major Affiliate following which


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Barry and Ginger Ackerley holds directly or indirectly less than a majority of the voting equity securities of Ackerley or such Affiliate, or (iv) any sale or purchase of securities or other transaction, the result of which is that Barry and Ginger Ackerley holds less than a majority of the voting equity securities of The Ackerley Group, Inc., its major Affiliates or any surviving entity, then Ackerley shall take one of the following actions, at its option: (a) require a successor that has sufficient financial and operational capability to adequately and faithfully satisfy the obligations called for under this Agreement for the remaining term of this Agreement to expressly assume in writing the Company's obligations hereunder; (b) demonstrate to Mr. Curley's reasonable satisfaction that the Company continues to have sufficient financial and operational capability to adequately and faithfully satisfy the obligations called for under this Agreement for the remaining term of this Agreement; (c) implement other financial arrangements that will reasonably ensure the satisfaction of the obligations called for under this Agreement for the remaining term of this Agreement; or (d) immediately pay to Mr. Curley without discount the remaining financial obligations of the Company under this Agreement.

       28. EXECUTION. This Agreement may be executed with duplicate original counterparts with faxed signatures, each of which shall constitute an original and which together shall constitute one and the same document. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the undersigned officer of the Company is authorized to execute this Agreement on the Company's behalf.

                 PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES
                   A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


THE ACKERLEY GROUP, INC.                DENIS CURLEY

By  /s/ Chris Ackerley
  -----------------------------
Its  President                                /s/ Denis Curley
   ----------------------------               ----------------------------------
Date: 7/24/01                           Date: 7/24/01
     --------------------------               ----------------------------------


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                                    EXHIBIT A

                        ARBITRATION RULES AND PROCEDURES

       The rules and procedures of the American Arbitration Association in effect when any arbitration occurs shall govern the procedures of any arbitration between the Company and Mr. Curley ("Parties"). Any arbitration shall take place in Seattle, Washington.

       A single neutral arbitrator shall conduct the arbitration hearing and decide the issues submitted to arbitration. If within 21 calendar days of the receipt by either Party of a written demand for arbitration from the other Party the Parties cannot agree on a single neutral arbitrator, either Party may request a panel of seven arbitrators experienced in commercial disputes from the American Arbitration Association's Seattle, Washington office. The Parties shall alternatively strike names from the panel until one arbitrator remains, who shall then act as the single neutral arbitrator.

       The Parties grant the following authority and jurisdiction to the single neutral arbitrator. The arbitrator shall determine the lawfulness under federal, state, and local law, whether statutory or common law, or both, of acts or omissions, or both, that produced the complaint, controversy, or dispute subject to arbitration. In addition, the arbitrator shall decide the appropriateness of the Parties' acts or omissions that comprise the complaint, controversy, or dispute submitted to arbitration, given the rights and duties under this Agreement. Further, the arbitrator may interpret and determine the rights of the Parties under the Agreement and any other agreement to which they are both parties.

       The single neutral arbitrator may fashion either equitable or legal relief, or both, as limited by this provision. The arbitrator may award full reimbursement to the prevailing Party for such out-of-pocket expenses or losses together with any other damages to which the prevailing Party may be entitled, including, without limitation, reasonable attorneys' fees, costs and expenses of arbitration and back pay that the evidence supports. However, the arbitrator shall lack any authority to grant exemplary or punitive damages. Finally, the arbitrator may assess interest on any award at the legal rate of interest due on judgments in Washington State.

       The arbitrator's decision shall bind the Parties as a final decision enforceable in a court of competent jurisdiction.

       The prevailing Party may confirm the arbitrator's award in a court of competent jurisdiction. If either Party refuses to satisfy an arbitration award, then the other Party shall have the right to receive reimbursement for all of its costs incurred to confirm that award, including a reasonable attorneys' fee.